Exhibit 99.1

Luna Innovations Incorporated Reports Second Quarter 2014 Financial Results
Total revenues increase 8% compared to second quarter of 2013 and 17% compared to first quarter of 2014
(ROANOKE, VA, August 12, 2014) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the second quarter and six months ended June 30, 2014.
Total revenue for the second quarter of 2014 increased 8%, to $5.2 million compared to $4.8 million for the second quarter of 2013. Total revenue also increased 17% compared to the first quarter of 2014. Gross profit improved to $2.0 million, or 38% of total revenue, for the second quarter of 2014 from $1.8 million, or 37% of total revenue, for the second quarter of 2013. Operating expenses for the second quarter of 2014 also improved by $0.6 million, or 16%, compared to the second quarter of 2013. With increased revenues and lower operating expenses, the company's loss from continuing operations before income taxes of $1.0 million reflects an improvement of $0.7 million, or 43%, compared to the second quarter of 2013.
After recognition of discontinued operations, primarily associated with the sale of the company's medical shape sensing business in the first quarter of 2014, and income taxes, the company reported a net loss attributable to common stockholders of $0.9 million, or $0.06 per diluted common share, for the second quarter of 2014, compared to a net loss of $1.0 million, or $0.07 per diluted common share, in the same quarter last year. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation and amortization, improved to $(0.5) million for the second quarter of 2014, as compared to $(1.1) million for the second quarter of 2013.
Year to date, total revenue grew 9%, to $9.7 million for the first half of 2014 compared to $8.9 million for the first six months of 2013. Products and licensing revenue improved 9%, to $3.8 million for the first half of 2014 compared to $3.5 million in the first half of 2013. Technology development revenue increased 8%, to $5.9 million for the first six months of 2014 compared to $5.4 million in the first six months of 2013. Loss from continuing operations before income taxes for the first half of 2014 improved $1.0 million, or 27%, compared to the first half of 2013. After considering income from discontinued operations, which included the gain on sale of the company’s medical shape sensing business in 2014 and included the gain on sale of the company’s secure computing assets in addition to the operating contribution of the shape sensing business in 2013, net income attributable to common stockholders improved to $7.6 million, or $0.44 per diluted common share, for the first six months of 2014 compared to $1.8 million, or $0.11 per diluted common share for the first six months of 2013.

“Our revenue growth and improved bottom line, both year over year and for sequential quarters, demonstrate the value of our recent strategic initiatives for our stockholders," said My Chung, president and chief executive officer. "As we have recently stated, our primary focus continues to be on fiber optic sensing. By narrowing the number of key growth initiatives to a single one, we have been able to grow the business overall while reducing our expenses and maintaining the stronger balance sheet that resulted from our two previous strategic transactions. Going forward, we will continue to focus heavily on the enhancement of our fiber optic sensing products and the effective marketing of them to drive growth in future quarters.”
Second Quarter Financial and Business Summary

•	Total revenues grew to $5.2 million in the second quarter of 2014 compared to $4.8 million in the second quarter of 2013.

•	Technology development revenue increased by 15%, to $3.2 million, for the second quarter of 2014, from $2.8 million for the second quarter of 2013.

•	Products and licensing revenue was $2.0 million for the second quarter of 2014 flat relative to the second quarter of 2013, but up 12% compared to the first quarter of 2014.

•	Gross profit for the second quarter of 2014 improved to $2.0 million, or 38% of total revenues, compared to $1.8 million, or 37% of total revenues, for the second quarter of 2013.

•
Selling, general and administrative expenses decreased by 14% to $2.5 million, or 47% of total revenues for the second quarter of 2014, from $2.9 million, or 60% of total revenues, for the second quarter of 2013.

•	Total operating expenses decreased to $3.0 million, or 56% of total revenues, for the second quarter of 2014 from $3.5 million, or 73% of total revenue for the second quarter of 2013.

•	Adjusted EBITDA improved to $(0.5) million in the second quarter of 2014 from $(1.1) million in the second quarter of 2013.

•	Net loss attributable to common stockholders for the second quarter of 2014 improved to $0.9 million from $1.0 million for the second quarter of 2013.

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Cash and cash equivalents totaled $14.7 million at June 30, 2014, as compared to $7.8 million at December 31, 2013 and $10.9 million at March 31, 2014. During the second quarter of 2014 the company received the second $6.0 million installment from Intuitive Surgical related to the sale of the company's medical shape sensing business.

Six Months Ended June 30, 2014 Financial Summary

•	Total revenue increased by 9% to $9.7 million for the six months ended June 30, 2014 compared to $8.9 million for the six months ended June 30, 2013.

•	Technology development revenues increased by 8%, from $5.4 million for the six months ended June 30, 2013 to $5.9 million for the six months ended June 30, 2014.

•	Products and licensing revenue increased by 9%, from $3.5 million for the six months ended June 30, 2013 to $3.8 million for the six months ended June 30, 2014.

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Gross profit for the six months ended June 30, 2014 increased by 20%, to $3.5 million, compared to a gross profit of $3.0 million for the six months ended June 30, 2013. Gross margin percentages increased to 36% of total revenue for the first six months of 2014 from 33% of total revenue for the first six months of 2013.

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Selling, general and administrative expenses decreased to $5.2 million, representing 54% of total revenues for the six months ended June 30, 2014 compared to $5.5 million or 62% of total revenues for the six months ended June 30, 2013.

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Total operating expenses decreased to $6.5 million, or 67% of total revenues, for the six months ended June 30, 2014, from $6.9 million or 78% of total revenues, for the six months ended June 30, 2013.

•	Adjusted EBITDA improved to $(2.0) million for the six months ended June 30, 2014 from $(2.7) million for the six months ended June 30, 2013.

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Net income attributable to common stockholders improved to $7.6 million for the six months ended June 30, 2014, compared to net income attributable to common stockholders of $1.8 million for the six months ended June 30, 2013 largely the result of a net after-tax gain of $9.4 million realized on the sale of the company’s medical shape sensing business in the first quarter of 2014.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the second quarter of 2014. The call can be accessed by dialing 877.703.6108 domestically or 857.244.7307 internationally prior to the start of the call. The participant access code is 30355723. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna:

Luna Innovations Incorporated (www.lunainc.com) is a public company composed of scientists, engineers, and business professionals developing and manufacturing a new generation of technologies and products. It has been successful in taking innovative technologies from applied research to product development and ultimately to the commercial market, driving breakthroughs in fields such as aerospace, automotive, telecommunications, healthcare, energy, and defense.

Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the company’s future growth of the company’s fiber optic sensing products. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,674,973	$7,778,541
Accounts receivable, net	5,481,642	5,408,281
Inventory, net	3,314,608	3,346,177
Prepaid expenses	582,934	708,974
Other current assets	70,207	70,208
Total current assets	24,124,364	17,312,181
Property and equipment, net	1,939,607	2,060,709
Intangible assets, net	188,816	288,475
Other assets	5,126	42,710
Total assets	$26,257,913	$19,704,075
Liabilities and stockholders’ equity
Liabilities :
Current Liabilities
Current portion of long term debt obligation	$1,375,000	$1,500,000
Current portion of capital lease obligation	68,640	66,617
Accounts payable	1,520,093	1,401,764
Accrued liabilities	2,781,931	3,546,585
Deferred credits	391,712	691,424
Total current liabilities	6,137,376	7,206,390
Long-term debt obligation	—	625,000
Long-term lease obligation	75,474	110,307
Total liabilities	6,212,850	7,941,697
Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock, par value $ 0.001, 100,000,000 shares authorized, 15,003,901 and 14,527,335 shares issued at June 30, 2014 and December 31, 2013, respectively	15,299	14,842
Less treasury stock at cost, 22,725 shares at June 30, 2014 and zero at December 31, 2013	(32,221)	—
Additional paid-in capital	63,503,505	62,756,571
Accumulated deficit	(43,442,842)	(51,010,357)
Total stockholders’ equity	20,045,063	11,762,378
Total liabilities and stockholders’ equity	$26,257,913	$19,704,075

Luna Innovations Incorporated
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue:
Technology development revenue	$3,219,435	$2,807,296	$5,894,887	$5,434,537
Products and licensing revenue	2,008,862	$2,023,668	3,805,291	3,501,795
Total revenue	5,228,297	4,830,964	9,700,178	8,936,332
Cost of revenue:
Technology development costs	2,388,801	2,209,158	4,413,956	4,394,072
Products and license costs	851,490	844,441	1,746,130	1,583,130
Total cost of revenue	3,240,291	3,053,599	6,160,086	5,977,202
Gross Profit	1,988,006	1,777,365	3,540,092	2,959,130
Operating expense:
Selling, general and administrative	2,466,626	2,875,461	5,221,704	5,538,569
Research, development and engineering	484,509	641,790	1,233,663	1,401,781
Total operating expense	2,951,135	3,517,251	6,455,367	6,940,350
Operating loss	(963,129)	(1,739,886)	(2,915,275)	(3,981,220)
Other income/(expense):
Other income, net	29,325	94,990	111,431	193,144
Interest expense	(27,302)	(49,781)	(59,667)	(107,960)
Total other income	2,023	45,209	51,764	85,184
Loss from continuing operations before income taxes	(961,106)	(1,694,677)	(2,863,511)	(3,896,036)
Income tax (benefit)/expense	(375,983)	(659,341)	(1,145,173)	(1,541,768)
Loss from continuing operations	(585,123)	(1,035,336)	(1,718,338)	(2,354,268)
Gain on sale, net of $0.4 million, $0.3 million, $1.3 million and $1.3 million of related income taxes, respectively	(330,716)	(364,338)	9,370,799	3,682,159
Operating (loss)/ income from discontinued operations, net of $0.0, $0.3 million, $0.0 million and $0.3 million related income tax, respectively	—	447,592	(28,076)	505,624
Discontinued operations, net of tax	(330,716)	83,254	9,342,723	4,187,783
Net (loss)/income	(915,839)	(952,082)	7,624,385	1,833,515
Preferred stock dividend	27,334	26,366	56,870	49,995
Net (loss)/income attributable to common stockholders	$(943,173)	$(978,448)	$7,567,515	$1,783,520
Net loss per share from continuing operations:
Basic	$(0.04)	$(0.07)	$(0.12)	$(0.17)
Diluted	$(0.04)	$(0.07)	$(0.12)	$(0.17)
Net (loss)/income per share from discontinued operations:
Basic	$(0.02)	$0.01	$0.63	$0.29
Diluted	$(0.02)	$—	$0.54	$0.25
Net (loss)/income per share attributable to common stockholders:
Basic	$(0.06)	$(0.07)	$0.51	$0.13
Diluted	$(0.06)	$(0.07)	$0.44	$0.11
Weighted average common shares and common equivalent shares outstanding:
Basic	14,817,084	14,362,494	14,722,474	14,206,598
Diluted	14,817,084	16,723,796	17,201,639	16,558,246

Luna Innovations Incorporated
Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2014	2013
	(unaudited)
Cash used in operating activities
Net income	$7,624,385	$1,833,515
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	336,564	489,244
Share-based compensation	488,593	618,084
Warrant expense	—	—
Gain on sale of discontinued operations, net of income taxes	(9,370,799)	(3,868,114)
Allowance for doubtful accounts or bad debt expense	—	124,810
Tax benefit from utilization of net operating loss carryforward	(1,163,301)	(1,021,538)
Change in assets and liabilities:
Accounts receivable	(73,857)	834,122
Inventory	(6,796)	(309,217)
Other current assets	72,141	(40,647)
Other assets	37,584	72,584
Accounts payable and accrued expenses	(761,149)	174,916
Deferred credits	(299,712)	(221,553)
Net cash used in operating activities	(3,116,347)	(1,313,794)
Cash flows used in investing activities
Acquisition of property and equipment	(135,136)	(69,108)
Intangible property costs	(138,118)	(145,858)
Proceeds from sale of discontinued operations, net of fees	10,927,268	4,522,460
Net cash provided by/(used in) investing activities	10,654,014	4,307,494
Cash flows used in financing activities
Payments on capital lease obligations	(32,810)	(26,641)
Payment of debt obligations	(750,000)	(625,000)
Purchase of treasury stock	(32,221)	—
Proceeds from the exercise of options and warrants	173,796	60,349
Net cash used in financing activities	(641,235)	(591,292)
Net increase in cash or cash equivalents	6,896,432	2,402,408
Cash and cash equivalents, beginning of period	7,778,541	6,340,461
Cash and cash equivalents, end of period	$14,674,973	$8,742,869

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net income/(loss)	$(915,839)	$(952,082)	$7,624,385	$1,833,515
Less (loss)/income from discontinued operations, net of income taxes	(330,716)	83,254	9,342,723	4,187,783
Loss from continuing operations	(585,123)	(1,035,336)	(1,718,338)	(2,354,268)
Interest expense	27,302	49,781	59,667	107,960
Tax (benefit) expense	(375,983)	(659,341)	(1,145,173)	(1,541,768)
Depreciation and amortization	134,259	260,979	336,564	489,244
EBITDA	(799,545)	(1,383,917)	(2,467,280)	(3,298,832)
Share-based compensation	257,654	304,568	488,593	618,084
Adjusted EBITDA	$(541,891)	$(1,079,349)	$(1,978,687)	$(2,680,748)
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com